Exhibit 10.29
VERACYTE, INC.
STOCK OPTION ASSUMPTION NOTICE
Dear [Full Name]:
As you know, on [Date] (the “Closing Date”), Veracyte, Inc. (“Acquirer”) acquired C2i Genomics Inc. (the “Seller” and such transaction, the “Merger”) pursuant to the Agreement and Plan of Merger by and among Acquirer, Seller and certain parties named therein, dated January 5, 2024 (the “Merger Agreement”). Prior to the Merger, you were granted one or more stock options to purchase shares of Seller common stock (the “Seller Option(s)”) under the Seller 2019 Stock Incentive Plan (the “Plan”) and documented by a stock option agreement (or stock option agreements) and any amendment(s) entered into by and between you and Seller (collectively, the “Option Agreement(s)”). As a result of the Merger and as described below, your Seller Option(s) that were unexpired, unexercised and outstanding as of immediately prior to the First Effective Time (whether vested or unvested) were assumed and converted into stock options to purchase shares of Acquirer common stock (the resulting assumed options are referred to herein as the “Assumed Option(s)”). You previously agreed to the assumption of your Seller Option(s) pursuant to an Optionholder Agreement entered into in connection with the Merger between you and Seller shortly before the Closing Date (the “Merger Optionholder Agreement”). This Stock Option Assumption Notice (the “Notice”) evidences Acquirer’s assumption of your outstanding Seller Option(s). Capitalized terms used in this Notice and not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.
The table below summarizes your Seller Option(s) immediately before and your Assumed Options after the Merger:

		AS OF THE MERGER SELLER OPTION		AFTER THE MERGER
ASSUMED OPTION
Grant Date	Option Type	No. of Seller Shares	Exercise Price Per Share	No. of Acquirer Shares	Exercise Price Per Share

The number of shares of Acquirer common stock subject to your Assumed Option(s) was determined by multiplying the number of unexpired, unexercised and outstanding shares subject to your Seller Option(s) as of immediately prior to the First Effective Time (whether vested or unvested) by the Exchange Ratio of 0.04111 (as determined in accordance with the terms of the Merger Agreement), rounded down to the next whole number of shares of Acquirer common stock. The exercise price per share of your Assumed Option(s) was determined by dividing the exercise price per share of your Seller Option(s) as of immediately prior to the First Effective Time by the Exchange Ratio, rounded up to the next whole cent.
These adjustments are intended to: (i) assure that the total spread of your Assumed Option(s) (i.e., the difference between the aggregate fair market value and the aggregate exercise price) does not exceed the total spread that existed immediately prior to the Merger; and (ii) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Merger. If applicable, and to the extent allowable by law, the adjustments are also intended to retain “incentive stock option” status under U.S. tax laws.
The vesting commencement date, vesting schedule and expiration date of your Assumed Option(s) remain the same as set forth in the Option Agreement(s) (with the number of shares subject to each vesting installment and the exercise price per share adjusted pursuant to the Exchange Ratio as described above). In accordance with Acquirer policies, to exercise your Assumed Option(s), you must deliver to an Acquirer-designated broker (currently E*Trade) a notice of exercise (which may be in electronic form) and full payment for the shares being purchased (together with applicable withholding taxes, if any). Payment methods include, to the extent permitted by applicable law, (i) cash, (ii) consideration received by Acquirer pursuant to a broker-assisted or other form of cashless exercise, or (iii) any combination of the foregoing.

All other provisions which govern either the exercise or the termination of your Assumed Option(s) remain the same as set forth in the Option Agreement(s) and the Merger Optionholder Agreement(s), and the provisions of the Option Agreement(s) and Merger Optionholder Agreement(s) will govern and control your rights under this Notice to purchase shares of Acquirer common stock. Upon termination of your employment with Acquirer or any present or future Acquirer subsidiary or affiliate, you will have the applicable limited post-termination exercise period specified in your Option Agreement(s) for your Assumed Option(s) to the extent vested and outstanding at the time of termination, after which time your Assumed Option(s) will expire and NOT be exercisable for Acquirer common stock.
Unless the context otherwise requires, any references in the Plan and the Option Agreement(s) to: (i) the “Company” or the “Corporation” means Acquirer, (ii) “Stock,” “Common Stock” or “Shares” means shares of Acquirer common stock, (iii) the “Board of Directors” or the “Board” means the Board of Directors of Acquirer, and (iv) the “Committee” means the Compensation Committee of the Board of Directors of Acquirer. All references in the Option Agreement(s) and the Plan relating to your status as an employee of Seller will now refer to your status as an employee of Acquirer or any present or future Acquirer subsidiary.
[For Israeli Employees – In accordance with Israeli tax rules and subject to the provisions of a special tax ruling to be obtained from the Israeli Tax Authority (the “Israeli Rules”) the assumption and conversion of your Seller’s Options will not constitute a taxable event, and therefore tax continuity shall apply for all purposes to the Assumed Options. In order to comply with the Israeli Rules, each Assumed Option will continue to be subject to the trust arrangement set up with IBI Trust Management, an Israeli company, or any other trustee nominated by Acquirer and approved by the Israeli Tax Authority (the “Trustee”), and all terms in relation to Section 102 of the Israeli Income Tax Ordinance shall continue to apply, including the required holding period which will continue to be measured from the original grant date of the Seller’s Options. Each Assumed Option shall only be released in accordance with the provisions of Section 102 of the Income Tax Ordinance, the Israeli Rules, and any other terms set forth by the Trustee. Please note that you will be required to sign a consent to the tax ruling obtained from the Israeli Tax Authority.]
To exercise your vested Assumed Option(s), you must utilize Acquirer’s designated broker, currently E*Trade. Please note that any exercise of your vested Assumed Option(s) can only occur after the Form S-8 registration statement is filed with the U.S. Securities and Exchange Commission, pursuant to the U.S Securities Act of 1933, as amended, and subject to Acquirer’s blackout periods, or subject to other temporary blackouts or trading restrictions. [For Israeli Employees – If you are resident in Israel, you may be required to take action also through the Trustee. Additional information will be provided to you by the Trustee.]
[For Israeli Employees – Please note that although you are free to exercise your vested Assumed Options and sell your Shares as mentioned above, if you sell your Shares prior to the end of the required holding period under Section 102 of the Israeli Tax Ordinance, you will not enjoy the beneficial tax treatment available under Section 102.]
Nothing in this Notice, the Option Agreement(s) or the Merger Optionholder Agreement(s) interferes in any way with your right and your employer’s right, which rights are expressly reserved, to terminate your employment at any time for any reason. Future options you may receive from Acquirer, if any, will be governed by the terms of the Acquirer equity plan under which such options are granted, and such terms may be different from the terms of your Assumed Option(s), including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.

If you have any questions regarding this Notice or your Assumed Option(s), please contact Acquirer’s Stock Plan Administrator at stock-admin@veracyte.com.
VERACYTE, INC.
By:
[Name]
[Title]